Exhibit 99.3 Delivering a Smoke-Free Future 2019 Second-Quarter Results July 18, 2019

Introduction • A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures, are at the end of today’s webcast slides, which are posted on our website • Unless otherwise stated, all references to IQOS are to our IQOS heat-not-burn products • Comparisons presented on a "like-for-like" basis reflect pro forma 2018 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 2

Forward-Looking and Cautionary Statements • This presentation and related discussion contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward- looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2019. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 3

Delivered Very Solid Performance in Q2, 2019 • Positive momentum for combustible tobacco and smoke-free product portfolios • Strong currency-neutral adjusted financial results Source: PMI Financials or estimates 4

Q2, 2019: Better-than-Anticipated Total PMI Volume Shipments Like-for-Like Change vs. PY (billion units) Q2, 2019 H1, 2019 201.7 198.9 Total (0.7)% 0.1% 11.0 15.1 HTUs 37.0% 29.2% 190.7 183.8 Cigarettes (2.9)% (1.5)% Q2, 2018 Q2, 2019 Source: PMI Financials or estimates 5

Q2, 2019: Strong Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue (ex-currency, like-for-like basis) growth driven by: ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio • Nearly $1.5 billion in RRP net revenues (or nearly 20% of PMI's total net revenues): ⎼ IQOS devices accounted for approximately 14% 9.0% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 6

Q2, 2019: Strong Combustible Tobacco Pricing • Pricing variance of over 6%(a), on a like- for-like basis, driven notably by Germany, Indonesia, Japan, the Philippines, Russia and Turkey • Recently increased our cigarette prices in markets such as Mexico and Ukraine (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues, on a like-for-like basis Source: PMI Financials or estimates 7

Q2, 2019: Strong Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue (ex-currency, like-for-like basis) growth driven by: ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio • Nearly $1.5 billion in RRP net revenues (or nearly 20% of PMI's total net revenues): ⎼ IQOS devices accounted for approximately 14% • 240 bps currency-neutral like-for-like adjusted % % OI margin increase, driven primarily by a 9.0 15.7 favorable geographic mix related to HTUs Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 8

Q2, 2019: Strong Adjusted Financial Results Growth vs. PY • Currency-neutral like-for-like net revenue (ex-currency, like-for-like basis) growth driven by: ⎼ Higher HTU shipment volume ⎼ Favorable pricing for combustible tobacco portfolio • Nearly $1.5 billion in RRP net revenues (or nearly 20% of PMI's total net revenues): ⎼ IQOS devices accounted for approximately 14% • 240 bps currency-neutral like-for-like adjusted % % % OI margin increase, driven primarily by a 9.0 15.7 15.0 favorable geographic mix related to HTUs Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 9

Q2, 2019: Continued Total Share Growth, Driven by HTUs PMI Total International SoM(a) +0.1pp 28.2% 28.3% 1.6% HTUs 2.1% 26.6% Cigarettes 26.2% 20% Q2, 2018 Q2, 2019 (a) Sales volume of PMI cigarettes and HTUs as a percentage of the total industry sales volume for cigarettes and HTUs Note: Current view (reflecting the deconsolidation, PMI’s total market share has been restated for previous periods). Excluding China and the U.S. Source: PMI Financials or estimates 10

Over 11 Million IQOS Users in Q2, 2019 (in millions) Total IQOS users(a) 11.3 10.4 Estimated users who 9.6 % have stopped smoking 8.8 and switched to IQOS(a) 8.3 7.6 6.9 5.2 4.1 2.9 70% 71% 71% 68% 67% 67% 67% 69% 70% 70% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2017 2018 2019 (a) See Glossary for definition Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 11

EU Region: HEETS Sequential Share Growth Continues 2.4% 2.1% 1.7% 1.2% 1.0% 0.8% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Source: PMI Financials or estimates 12

EU Region: HEETS Share Growth Across Markets Growth Growth Growth Q2, 2019 vs. PY Q2, 2019 vs. PY Q2, 2019 vs. PY Bulgaria 4.5% +2.5pp Hungary 1.0% +1.0pp Portugal 5.9% +3.4pp Croatia 3.6 +3.1 Italy 4.6 +2.7 Romania 2.2 +0.4 Czech Slovak 5.7 +3.9 Latvia 4.6 +4.3 7.2 +4.5 Republic Republic Germany 1.1 +0.7 Lithuania 12.1 +8.7 Slovenia 3.1 +1.9 Greece 8.1 +4.0 Poland 2.0 +1.4 Switz. 2.6 +1.1 Note: Select markets where HEETS share is ≥ 1%. Switz. is Switzerland Source: PMI Financials or estimates 13

Russia: Continued Strong HEETS Performance 1.7 1.4 1.1 0.7 0.5 0.2 3.0% HEETS IMS Volume 2.9% • Q1, 2019 share flattered by (billion units) the impact on the total market of seasonally lower cigarette industry volume 1.7% 1.1% 0.8% 0.5% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 Note: Includes Parliament HeatSticks through Q3, 2018 Source: PMI Financials or estimates 14

Japan: H2, 2018 Initiatives Paying Off PMI HTU Adjusted SoM(a): 15.5% 16.6% 16.6% 16.9% 16.6% 15.8% 15.5% 15.5% 15.2% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 (a) Excluding the estimated impact of trade inventory movements Source: PMI Financials or estimates 15

Japan: HTU Category and PMI Offtake Share Growth HTU Category PMI HTUs +0.2pp +0.1pp 24.5% 24.3% 17.4% 17.5% Mar’19 Jun’19 Mar’19 Jun’19 Note: 3mma is three-month moving average. HTU category and PMI HTU offtake shares represent select C-Store sales volume 3mma 3mma 3mma 3mma for industry HTUs and PMI HTUs, respectively, as a percentage of the total retail sales volume for cigarettes and HTUs in these C-Stores Source: PMI Financials or estimates 16

Korea: Stable Sequential HEETS Share Adjusted SoM(a): 7.8% 7.8% 7.0% 8.0% 8.5% 7.3% 7.4% 7.3% 7.3% Q1 Q2 Q3 Q4 Q1 Q2 2018 2019 (a) Excluding the estimated impact of trade inventory movements Source: PMI Financials or estimates 17

Encouraging Q2, 2019 HTU Offtake Shares in Key Cities PMI HTU Offtake Shares Change vs. PY +6.3pp +7.4pp +0.7pp +8.8pp +4.1pp +3.4pp +9.4pp +1.6pp 12.7% 13.2% 12.6% 12.7% 7.6% 5.9% 3.2% 3.3% Athens Bratislava Geneva Kiev Lisbon Milan Moscow Munich +5.9pp +4.6pp (1.1)pp +4.1pp +1.9pp +13.1pp +4.2pp +1.2pp 20.4% 19.7% 12.2% 10.1% 9.3% 8.2% 6.4% 2.7% Prague Rome Seoul Sofia Tokyo Vilnius Warsaw Zurich Source: PMI Financials or estimates 18

U.S.: FDA Authorization of IQOS • On April 30th, the FDA confirmed that the marketing of IQOS is appropriate for the protection of public health and authorized it for sale in the U.S. • Exclusive license with Altria Group, Inc.: ⎼ Philip Morris USA has the market expertise and infrastructure to ensure a successful launch, beginning with the initial lead market of Atlanta, Georgia 19

2019: Raising Our EPS Guidance • Raising our 2019 reported diluted EPS guidance, at prevailing exchange rates, to be at least $4.94, compared to $5.08 in 2018 • $0.07 increase (vs. May 1st guidance), driven by: ⎼ Stronger business performance, primarily reflecting better shipment volume ⎼ A tax benefit of four cents related to a reduction in estimated U.S. federal income tax on dividend repatriation for the years 2015 to 2018 ⎼ Partly offset by asset impairment and exit costs of approximately two cents per share related to a plant closure in Colombia, as part of our global manufacturing infrastructure optimization • Guidance continues to include an unfavorable currency impact, at prevailing exchange rates, of approximately $0.14 per share (one cent in H2, 2019) Source: PMI Financials or estimates 20

2019: EPS Guidance Full-Year ($/share) 2019 Adjusted Forecast 2018 Growth Reported Diluted EPS ≥ $4.94 (a) $5.08 - Tax items (0.04) 0.02 - Asset impairment and exit costs 0.03 ̶ 0.20 - Canadian tobacco litigation-related expense 0.09 ̶ - Loss on deconsolidation of RBH 0.12 ̶ Adjusted Diluted EPS $5.14 $5.10 - Net earnings attributable to RBH (0.26) (b) Adjusted Diluted EPS $5.14 $4.84 (c) - Currency (0.14) Adjusted Diluted EPS, excluding currency $5.28 $4.84 (c) ≥ 9% (a) Reflects the exclusion of previously anticipated net EPS of approximately $0.28 attributable to RBH from March 22, 2019 through December 31, 2019. The impact relating to the eight-day stub period was not material (b) Net reported diluted EPS attributable to RBH from March 22, 2018 through December 31, 2018 (c) Pro forma Source: PMI Financials or estimates 21

2019: Improved Total Volume Forecasts (% change vs. PY) Previous New Previous New ̴ (1.0)% (1.5)% (2.0)% (2.5)% ̴ (2.5)% (3.0)% PMI(a) Industry(b) (a) Shipment volume, on a like-for-like basis (b) Excluding China and the U.S. Note: Reflects cigarettes and HTUs Source: PMI Financials or estimates 22

2019: Net Revenues and Pricing Assumptions • Currency-neutral like-for-like net revenue growth of at least 6% (vs. at least 5%, previously) • Now expect IQOS device net revenues to account for less than 20% of our total RRP net revenues (vs. 20% to 25% range communicated previously), primarily reflecting a favorable geographic mix impact related to HTU shipment volume • Continue to anticipate a full-year like-for-like combustible tobacco pricing variance above 5%, supported by H1, 2019 variance of 5.2%(a) (a) Reflects combustible tobacco pricing as a % of PY combustible tobacco net revenues, on a like-for-like basis Source: PMI Financials or estimates 23

2019: Investing Further Behind IQOS • Positive top-line momentum provides opportunity to further increase or advance investments behind IQOS, in order to: ⎼ Accelerate product and commercial development ⎼ Expand distribution in existing and new geographies in H2 ⎼ Further enhance IQOS 3 device in 2019 to reinforce the brand ⎼ Strengthen our category leadership as competition intensifies • Now anticipate net incremental investments behind RRPs of approximately $400 million: ⎼ Majority of the $100 million step-up expected in Q3 • Assume ≥ 100 bps currency-neutral like-for-like adjusted OI margin increase Source: PMI Financials or estimates 24

Q3, 2019: EPS Outlook • Expect adjusted diluted EPS to be essentially flat, ex-currency, compared to our pro forma adjusted diluted EPS of $1.35 in Q3, 2018 • Assumes a currency-neutral like-for-like net revenue growth rate slightly below our full-year assumption of at least 6% • Reflects higher expected costs on a like-for-like basis: ⎼ Primarily due to our net incremental investments behind RRPs, with around half of the full-year total of approximately $400 million expected to come in Q3, 2019 Source: PMI Financials or estimates 25

2019: Cash Flow Operating ̴ $9.5(a) Cash Flow billion Total Capital Expenditures ̴ $1.1 billion (a) Subject to year-end working capital requirements Note: Operating cash flow is defined as net cash provided by operating activities Source: PMI Financials or estimates 26

Building on a Promising Start to 2019 • Very solid like-for-like Q2 performance • Fundamentals supporting our strong combustible tobacco portfolio are intact • Favorable momentum for IQOS continues across geographies: ⎼ Confidence in HTU shipment volume target of 90 to 100 billion units by 2021 • On a currency-neutral like-for-like basis, we increased: ⎼ 2019 growth assumption for net revenues to at least 6% ⎼ Anticipated 2019 growth rate for adjusted diluted EPS to at least 9% Source: PMI Financials or estimates 27

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Delivering a Smoke-Free Future 2019 Second-Quarter Results July 18, 2019

Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures 30

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • "RBH" refers to PMI’s Canadian subsidiary, Rothmans, Benson & Hedges Inc. • The Companies’ Creditors Arrangement Act (CCAA) is a Canadian federal law that permits a Canadian business to restructure its affairs while carrying on its business in the ordinary course • Trademarks are italicized • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume 31

Glossary: General Terms (cont.) • "EU" is defined as the European Union Region • "EE" is defined as the Eastern Europe Region • "ME&A" is defined as the Middle East & Africa Region and includes PMI's duty free business • "S&SA" is defined as the South & Southeast Asia Region • "EA&A" is defined as the East Asia & Australia Region • "LA&C" is defined as the Latin America & Canada Region • Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop, which accounted for approximately 40% of RBH's total shipment volume in 2018 • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods • "SoM" stands for share of market 32

Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • "Adjusted Operating Income (OI) Margin" is calculated as adjusted OI, divided by net revenues • Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reflect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the first quarter of 2019. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's second-quarter 2019 earnings release 33

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • "Heated tobacco product," or "HTP," is a manufactured tobacco product that delivers a nicotine containing vapor (aerosol), without combustion of the tobacco mixture • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks • Unless otherwise stated, all references to IQOS are to PMI's heat-not-burn products • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes and HTUs 34

Glossary: Reduced-Risk Products (cont.) • National market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs • "Total IQOS users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days • "Converted IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for over 95% of their daily tobacco consumption over the past seven days • "Predominant IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs units for between 70% and 95% of their daily tobacco consumption over the past seven days • "Situational IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for between 5% and less than 70% of their daily tobacco consumption over the past seven days • "Abandoned IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for less than 5% of their daily tobacco consumption over the past seven days • New PMI methodology as of 2018 for estimating the number of people who have stopped smoking and made the change to IQOS: for markets where IQOS is the only heated tobacco product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days. For markets where IQOS is one among other heated tobacco products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs • "FDA" stands for the U.S. Food & Drug Administration • "MRTP" stands for Modified Risk Tobacco Product, the term used by the U.S. FDA to refer to RRPs • "MRTP application" stands for Modified Risk Tobacco Product application under section 911 of the FD&C Act • "PMTA" stands for Premarket Tobacco Application under section 910 of the FD&C Act 35

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Quarters Ended June 30, 2019 2018 % Change Reported Diluted EPS $ 1.49 $ 1.41 5.7% Currency (0.07) Reported Diluted EPS, excluding Currency $ 1.56 $ 1.41 10.6% Quarters Ended June 30, Year Ended 2019 2018 % Change 2018 Reported Diluted EPS $ 1.49 $ 1.41 5.7% $ 5.08 Asset impairment and exit costs 0.01 - - Tax items (0.04) - 0.02 Adjusted Diluted EPS $ 1.46 $ 1.41 3.5% $ 5.10 Currency (0.07) Adjusted Diluted EPS, excluding Currency $ 1.53 $ 1.41 8.5% 36

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency (Unaudited) Quarters Ended June 30, 2019 2018 % Change Adjusted Diluted EPS (a) $ 1.46 $ 1.41 3.5% Net earnings attributable to RBH (0.08) Adjusted Diluted EPS $ 1.46 $ 1.33 (b) 9.8% Currency (0.07) Adjusted Diluted EPS, excluding Currency $ 1.53 $ 1.33 (b) 15.0% (a) For the calculation, see previous slide (b) Pro forma 37

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions

($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended June 30,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2019			**Reduced-Risk Products**	**2018**		**% Change**	
$ 428	$ (36)	$ 464	$ -	$ 464	European Union	$ 182	+100%	+100%	+100%
182	(15)	197	-	197	Eastern Europe	65	+100%	+100%	+100%
86	(3)	89	-	89	Middle East & Africa	112	(22.8)%	(20.3)%	(20.3)%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
765	(7)	772	-	772	East Asia & Australia	656	16.6%	17.7%	17.7%
5	-	5	-	5	Latin America & Canada	5	(2.4)%	6.1%	6.1%
$ 1,466	**$ (62)**	**$ 1,528**	**$ -**	**$ 1,528**	**Total RRPs**	**$ 1,020**	**43.7%**	**49.8%**	**49.8%**
		2019			**PMI**	**2018**		**% Change**	
$ 2,577	$ (216)	$ 2,793	$ -	$ 2,793	European Union	$ 2,503	3.0%	11.6%	11.6%
822	(66)	888	-	888	Eastern Europe	760	8.2%	16.8%	16.8%
1,004	(90)	1,094	-	1,094	Middle East & Africa	1,022	(1.8)%	7.0%	7.0%
1,248	(32)	1,280	-	1,280	South & Southeast Asia	1,156	8.0%	10.7%	10.7%
1,521	(25)	1,546	-	1,546	East Asia & Australia	1,478	2.9%	4.6%	4.6%
527	(18)	545	-	545	Latin America & Canada	807	(34.7)%	(32.5)%	(32.5)%
$ 7,699	**$ (447)**	**$ 8,146**	**$ -**	**$ 8,146**	**Total PMI**	**$ 7,726**	**(0.3)%**	**5.4%**	**5.4%**

Note: Sum of Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

38

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended June 30, 2019 2018 % Change Net Revenues $ 7,699 $ 7,726 (0.3)%(0.3) Net Revenues attributable to RBH (253) Net Revenues $ 7,699 $ 7,473 (a) 3.03.0% Currency (447) Net Revenues, excluding Currency $ 8,146 $ 7,473 (a) 9.09.0% (a) Pro forma 39

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions ($ in millions) / (Unaudited) Adjusted Adjusted Operating Excluding Asset Adjusted Operating Income Asset Adjusted Operating Acqui- Operating Excluding Currency Impairment Operating Currency Income excluding Impairment Operating Total Income sitions Income Currency & Acqui- & Exit Costs Income excluding Currency & Exit Costs Income sitions Currency & Acqui- sitions Quarters Ended 2019 2018 % Change June 30, $ 1,195 $ - $ 1,195 $ (121) $ 1,316 $ - $ 1,316 European Union $ 1,177 $ - $ 1,177 1.5% 11.8% 11.8% 256 - 256 (16) 272 - 272 Eastern Europe 261 - 261 (1.9)% 4.2% 4.2% 441 - 441 (46) 487 - 487 Middle East & Africa 403 - 403 9.4% 20.8% 20.8% 492 - 492 (14) 506 - 506 South & Southeast Asia 440 - 440 11.8% 15.0% 15.0% 642 - 642 26 616 - 616 East Asia & Australia 498 - 498 28.9% 23.7% 23.7% 161 (23) 184 6 178 - 178 Latin America & Canada 314 - 314 (41.4)% (43.3)% (43.3)% $ 3,187 $ (23) $ 3,210 $ (165) $ 3,375 $ - $ 3,375 Total PMI $ 3,093 $ - $ 3,093 3.8% 9.1% 9.1% 40

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended June 30, 2019 2018 % Change Operating Income $ 3,187 $ 3,093 3.0% Asset impairment and exit costs (23) - Adjusted Operating Income $ 3,210 $ 3,093 3.8% Operating Income attributable to RBH (177) Adjusted Operating Income $ 3,210 $ 2,916 (a) 10.1% Currency (165) Adjusted Operating Income, excluding Currency $ 3,375 $ 2,916 (a) 15.7% (a) Pro forma 41

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

2019 Adjusted Operating Income (a)	2019 Net Revenues	2019 Adjusted Operating Income Margin	2019 Adjusted Operating Income excluding Currency (a)	2019 Net Revenues excluding Currency (b)	2019 Adjusted Operating Income Margin excluding Currency	2019 Adjusted Operating Income excluding Currency & Acqui-sitions (a)	2019 Net Revenues excluding Currency & Acqui-sitions (b)	2019 Adjusted Operating Income Margin excluding Currency & Acqui-sitions	Quarters Ended June 30,	2018 Adjusted Operating Income (a)	2018 Net Revenues	2018 Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin excluding Currency	% Points Change Adjusted Operating Income Margin excluding Currency & Acqui-sitions
$ 1,195	$ 2,577	46.4%	$ 1,316	$ 2,793	47.1%	$ 1,316	$ 2,793	47.1%	European Union	$ 1,177	$ 2,503	47.0%	(0.6)	0.1	0.1
256	822	31.1%	272	888	30.6%	272	888	30.6%	Eastern Europe	261	760	34.3%	(3.2)	(3.7)	(3.7)
441	1,004	43.9%	487	1,094	44.5%	487	1,094	44.5%	Middle East & Africa	403	1,022	39.4%	4.5	5.1	5.1
492	1,248	39.4%	506	1,280	39.5%	506	1,280	39.5%	South & Southeast Asia	440	1,156	38.1%	1.3	1.4	1.4
642	1,521	42.2%	616	1,546	39.8%	616	1,546	39.8%	East Asia & Australia	498	1,478	33.7%	8.5	6.1	6.1
184	527	34.9%	178	545	32.7%	178	545	32.7%	Latin America & Canada	314	807	38.9%	(4.0)	(6.2)	(6.2)
$ 3,210	**$ 7,699**	**41.7%**	**$ 3,375**	**$ 8,146**	**41.4%**	**$ 3,375**	**$ 8,146**	**41.4%**	**Total PMI**	**$ 3,093**	**$ 7,726**	**40.0%**	**1.7**	**1.4**	**1.4**

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to slide 40
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 38

42

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Adjustments for the Impact of RBH, excluding Currency ($ in millions) / (Unaudited) Quarters Ended June 30, 2019 2018 % Change Adjusted Operating Income (a) $ 3,210 $ 3,093 3.83.8% Net Revenues $ 7,699 $ 7,726 (0.3)(0.3)% Adjusted OI Margin 41.7% 40.0% 1.71.7 Adjusted OI Margin attributable to RBH (1.0) (1.0) Adjusted OI Margin 41.7% 39.0% (b) 2.72.7 Currency 0.3 0.3 Adjusted OI Margin, excluding Currency 41.4% 39.0% (b) 2.42.4 (a) For the calculation of Adjusted Operating Income refer to slide 40 (b) Pro forma 43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended Mar 31, 2018	Quarter Ended Jun 30, 2018	Six Months Ended Jun 30, 2018	Quarter Ended Sept 30, 2018	Nine Months Ended Sept 30, 2018	Quarter Ended Dec 31, 2018	Year Ended Dec 31, 2018	Quarter Ended Mar 31, 2019
Reported Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.23	$ 5.08	$ 0.87
Asset impairment and exit costs	-	-	-	-	-	-	-	0.01
Canadian tobacco litigation-related expense	-	-	-	-	-	-	-	0.09
Loss on deconsolidation of RBH	-	-	-	-	-	-	-	0.12
Tax items	-	-	-	-	-	0.02	0.02	-
Adjusted Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.25	$ 5.10	$ 1.09 (c)
Net earnings attributable to RBH	- (a)	(0.08)	(0.08) (a)	(0.09)	(0.18) (a)	(0.08)	(0.26) (a)	- (b)
Pro Forma Adjusted Diluted EPS	$ 1.00	$ 1.33	$ 2.33	$ 1.35	$ 3.67	$ 1.17	$ 4.84	

(a) Represents the impact of net earnings attributable to RBH from March 22, 2018 through end of period date
(b) Represents the impact of net earnings attributable to RBH from March 22, 2019 through end of period date
(c) Includes approximately $0.06 per share of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

44

Delivering a Smoke-Free Future 2019 Second-Quarter Results July 18, 2019